Exhibit 99.1

Joint Filer Information

Name of Joint Filer:		Michael Stuart Klein

Address of Joint Filer:		640 Fifth Avenue 12th Floor New York, New York 10019

Relationship of Joint Filer to Issuer:		10% Owner, Director

Issuer Name and Ticker or Trading Symbol:		Oklo Inc. [OKLO]

Date of Earliest Transaction Required to be Reported:
(Month/Day/Year):		May 9, 2024

Designated Filer:		Michael Stuart Klein

Signature:

Michael Klein

By:	/s/ Michael Klein

Dated: June 18, 2024

Joint Filer Information

(continued)

Name of Joint Filer:		M. Klein Associates, Inc.

Address of Joint Filer:		640 Fifth Avenue 12th Floor New York, New York 10019

Relationship of Joint Filer to Issuer:		10% Owner, Director

Issuer Name and Ticker or Trading Symbol:		Oklo Inc. [OKLO]

Date of Earliest Transaction Required to be Reported:
(Month/Day/Year):		May 9, 2024

Designated Filer:		Michael Stuart Klein

Signature:

M. Klein Associates, Inc.

By:	/s/ Jay Taragin
Name: Jay Taragin
Title: Authorized Person

Dated: June 18, 2024

Joint Filer Information

(continued)

Name of Joint Filer:		AltC Sponsor LLC

Address of Joint Filer:		640 Fifth Avenue 12th Floor New York, New York 10019

Relationship of Joint Filer to Issuer:		10% Owner, Director

Issuer Name and Ticker or Trading Symbol:		Oklo Inc. [OKLO]

Date of Earliest Transaction Required to be Reported:
(Month/Day/Year):		May 9, 2024

Designated Filer:		Michael Stuart Klein

Signature:

AltC Sponsor LLC
By: M. Klein Associates, Inc.

By:	/s/ Jay Taragin
Name: Jay Taragin
Title: Authorized Person

Dated: June 18, 2024

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